Exhibit 99.1

ASX RELEASE | June 21, 2022 | NASDAQ:PLL; ASX:PLL

Piedmont Lithium Reports Results of Annual Meeting of Stockholders

BELMONT, N.C. – Piedmont Lithium Inc. (“Piedmont” or the “Company”) (NASDAQ:PLL; ASX:PLL), a leading, diversified developer of lithium resources required to enable the U.S. electric vehicle supply chain, is pleased to announce the results of its annual meeting of stockholders held virtually on June 15, 2022 (the “Meeting”), at which the stockholders approved all proposals put forward by the Company.

The two director nominees named in the Company’s proxy statement dated April 29, 2022 (the “Proxy Statement”) were elected to serve until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

The stockholders recommended an annual advisory vote to approve the compensation of the Company’s named executive officers.

The other proposals, as outlined in the Proxy Statement, were approved by the affirmative vote of at least a majority of the voting power of shares of common stock present or represented at the Meeting and entitled to vote on the proposal.

Details of voting results are provided in the tables that follow. All resolutions were decided by a poll. The information required by ASX Listing Rule 3.13.2 is contained in the Appendix to this announcement.

PROPOSAL 1:  Election of two (2) Class II director nominees to serve until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified:

NOMINEE	FOR	WITHHOLD
Mr. Jorge Beristain	5,805,762	766,144
Mr. Claude Demby	5,306,640	1,265,266

PROPOSAL 2:  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022:

FOR	AGAINST	ABSTAIN
9,891,863	150,393	123,156

PROPOSAL 3:  Approval of, on an advisory basis, the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTAIN
5,918,459	552,979	100,468

PROPOSAL 4:  Approval of, on an advisory basis, the frequency of future advisory votes to approve the compensation of the Company’s named executive officers:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
5,569,561	381,819	412,269	208,257

PROPOSAL 5:  Approval of the grant of 58,950 stock options to Mr. Keith Phillips:

FOR	AGAINST	ABSTAIN
6,011,689	378,264	181,953

PROPOSAL 6:  Approval of the grant of 10,348 performance stock units to Mr. Keith Phillips:

FOR	AGAINST	ABSTAIN
6,144,717	244,021	183,168

PROPOSAL 7:  Approval of the grant of up to 2,173 restricted stock units to Mr. Jeff Armstrong:

FOR	AGAINST	ABSTAIN
5,418,011	976,915	176,980

PROPOSAL 8:  Approval of the grant of up to 1,449 restricted stock units to Mr. Jorge Beristain:

FOR	AGAINST	ABSTAIN
5,424,601	972,743	174,562

PROPOSAL 9:  Approval of the grant of up to 1,449 restricted stock units to Mr. Claude Demby:

FOR	AGAINST	ABSTAIN
5,424,892	972,475	174,539

PROPOSAL 10:  Approval of the grant of up to 1,449 restricted stock units to Ms. Susan Jones:

FOR	AGAINST	ABSTAIN
5,426,757	968,845	176,304

About Piedmont Lithium

Piedmont Lithium (NASDAQ:PLL; ASX:PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. The centerpiece of our operations, Carolina Lithium, is located in the renowned Carolina Tin-Spodumene Belt of North Carolina. Combining our U.S. assets with equally strategic and in-demand mineral resources, and production assets in Quebec and Ghana, positions us to be one of the largest, lowest cost, most sustainable producers of battery-grade lithium hydroxide in the world. We will also be the most strategically located to best serve the fast-growing North American electric vehicle supply chain. The unique geology, geography and proximity of our resources, production operations and customer base, will allow us to deliver valuable continuity of supply of a high-quality, sustainably produced lithium hydroxide from spodumene concentrate, preferred by most EV manufacturers. Our diversified operations will enable us to play a pivotal role in supporting America’s move toward decarbonization and the electrification of transportation and energy storage. For more information, visit www.piedmontlithium.com.

This announcement has been authorized for release by the Company's CEO, Keith Phillips.

For further information, contact:

Keith Phillips	Patrick Brindle
President & CEO	Executive Vice President & COO
T: +1 973 809 0505	T: +1 412 818 0376
E: kphillips@piedmontlithium.com	E: pbrindle@piedmontlithium.com

Appendix – Results of Annual Meeting of Stockholders
Piedmont Lithium Inc.
Annual General Meeting – 15 June 2022

The following information is provided in accordance with ASX Listing Rule 3.13.2:

Resolution	Number of Valid Proxy Votes Received Before the Meeting			Number and Percentage of Votes on the Poll		Result
	For	Withheld	Proxy's Discretion	For	Withheld
1.a. Election of Mr. Jorge Beristain	5,797,360	766,144	Nil	5,805,762 88.34%	766,144 11.66%	Elected

1.b. Election of Mr. Claude Demby	5,298,238	1,265,266	Nil	5,306,640 80.75%	1,265,266 19.25%	Elected

Resolution	Number of Valid Proxy Votes Received Before the Meeting				Number and Percentage of Votes on the Poll			Result
	For	Against	Abstain	Proxy's Discretion	For	Against	Abstain
2. Ratification of auditor appointment	9,887,482	150,910	126,056	Nil	9,891,863 97.31%	150,393 1.48%	123,156 1.21%	Approved
3. Approval of, on an advisory basis, the compensation of the Company’s named executive officers	5,910,061	552,975	100,468	Nil	5,918,459 90.06%	552,979 8.41%	100,468 1.53%	Approved

Resolution	Number of Valid Proxy Votes Received Before the Meeting					Number and Percentage of Votes on the Poll				Result
	1 Year	2 Years	3 Years	Abstain	Proxy's Discretion	1 Year	2 Years	3 Years	Abstain
4. Approval of, on an advisory basis, the frequency of future advisory votes to approve the compensation of the Company’s named executive officers	5,561,159	381,819	412,269	208,257	Nil	5,569,561 84.75%	381,819 5.81%	412,269 6.27%	208,257 3.17%	1 Year

Resolution	Number of Valid Proxy Votes Received Before the Meeting				Number and Percentage of Votes on the Poll			Result
	For	Against	Abstain	Proxy's Discretion	For	Against	Abstain
5. Approval of grant of stock options to Mr. Keith Phillips	6,003,291	378,260	181,953	Nil	6,011,689 91.48%	378,264 5.76%	181,953 2.77%	Approved
6. Approval of grant of performance stock units to Mr. Keith Phillips	6,136,328	244,008	183,168	Nil	6,144,717 93.50%	244,021 3.71%	183,168 2.79%	Approved
7. Approval of grant of restricted stock units to Mr. Jeff Armstrong	5,410,564	975,960	176,980	Nil	5,418,011 82.44%	976,915 14.87%	176,980 2.69%	Approved
8. Approval of grant of restricted stock units to Mr. Jorge Beristain	5,417,154	971,788	174,562	Nil	5,424,601 82.54%	972,743 14.80%	174,562 2.66%	Approved
9. Approval of grant of restricted stock units to Mr. Claude Demby	5,417,445	971,520	174,539	Nil	5,424,892 82.55%	972,475 14.80%	174,539 2.66%	Approved
10. Approval of grant of restricted stock units to Ms. Susan Jones	5,419,310	967,890	176,304	Nil	5,426,757 82.58%	968,845 14.74%	176,304 2.68%	Approved